  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2000
                                                     REGISTRATION NO. 333-91123

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                   POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8
                    TO FORM S-4 REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933*

                            ------------------------

                             DELHAIZE AMERICA, INC.
             (Exact Name of Registrant as specified in its charter)

       NORTH CAROLINA                                    56-0660192
(State or other jurisdiction                (I.R.S. Employer Identification No.)
 of incorporation or organization)

                            ------------------------
                                 P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                        SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
         (Address, including zip code, of principal executive offices)

                              --------------------
                     HANNAFORD SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                              --------------------
                              R. WILLIAM MCCANLESS
                             DELHAIZE AMERICA, INC.
                                 P.O. BOX 1330
                              2110 EXECUTIVE DRIVE
                        SALISBURY, NORTH CAROLINA 28145
                                 (704) 633-8250
 (Name, address and telephone number, including area code, of agent for service)

                              --------------------
                                    COPY TO:
                                STEPHEN E. OLDER
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                               590 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 872-1000

                              --------------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
TITLE OF SECURITIES             AMOUNT TO BE          PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM            AMOUNT OF
TO BE REGISTERED                REGISTERED            PRICE PER SHARE              AGGREGATE OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Class A common stock, par        402,098 (1)                  (2)                          (2)                        (2)
value $0.50 per share
=================================================================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Delhaize America Class A common stock stated above, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an indeterminate number of participation interests to be offered or sold pursuant to the Hannaford Savings and Investment Plan, and an indeterminate number of additional shares of Class A common stock as may be issuable as a result of splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

(2) The proposed maximum offering price was calculated and the registration fee was previously paid, with respect to the 402,098 shares of the Registrant's Class A common stock to be registered hereunder, in connection with the filing of the Registrant's Registration Statement on Form S-4 (No. 333-91123), declared effective on January 4, 2000, as amended by Post-Effective Amendment No. 1 on Form S-8 to such Form S-4 Registration Statement, effective on
         August 2, 2000.

* Filed as a post-effective amendment on Form S-8 to such Form S-4 Registration Statement (No. 333-91123) pursuant to the procedure described herein. See "Explanatory Note."

                                EXPLANATORY NOTE

         Delhaize America, Inc., a North Carolina corporation ("Delhaize America" or the "Registrant"), hereby amends its Registration Statement on Form S-4 (No. 333-91123), declared effective on January 4, 2000, as amended by Post Effective Amendment No. 1 on Form S-8 to such Form S-4 Registration Statement, effective on August 2, 2000 (as amended, the "S-4"), by filing this Post-Effective Amendment No. 2 on Form S-8 relating to 402,098 shares of Class A common stock, par value $0.50 per share ("Class A Common Stock"), of Delhaize America, to be offered or sold pursuant to the provisions of the Hannaford Savings and Investment Plan (the "Plan").

         On July 31, 2000 (the "Effective Time"), Delhaize America, and Hannaford Bros. Co., a Maine corporation ("Hannaford"), consummated a merger (the "Merger") whereby FL Acquisition Sub, Inc., a Maine corporation and a wholly owned subsidiary of Delhaize America ("Merger Subsidiary"), was merged with and into Hannaford pursuant to an Agreement and Plan of Merger, dated August 17, 1999, as amended (the "Merger Agreement"), among Delhaize America, Hannaford and Merger Subsidiary. Prior to the Effective Time of the Merger, the Plan held shares of Hannaford common stock, par value $0.75 per share ("Hannaford Common Stock"). Pursuant to the Merger Agreement, at the Effective Time of the Merger, shares of Hannaford Common Stock outstanding and not owned by Delhaize America immediately prior to the Effective Time were exchanged for cash and shares of Delhaize America Class A Common Stock.

         Delhaize America registered 14,075,604 shares of Delhaize America Class A Common Stock on the S-4, which included the 402,098 shares of Delhaize America Class A Common Stock to be offered or sold under the Plan after the effective time of the Merger.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of this Post-Effective Amendment No. 2 on Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Delhaize America with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) Delhaize America's Annual Report on Form 10-K for the year ended January 1, 2000;

         (2) Delhaize America's Quarterly Report on Form 10-Q for the quarter ended March 25, 2000;

         (3) Delhaize America's Quarterly Report on Form 10-Q for the quarter ended June 17, 2000;

         (4) Delhaize America's Current Report on Form 8-K dated July 31, 2000; and

         (5) The description of Delhaize America's Class A Common Stock included under the heading "Description of Common Stock" on pages 1-3 of Delhaize America's Registration Statement on Form 8-A filed with the Commission on March 1, 1984, as amended by Delhaize America's Registration Statement on Form 8-A/A filed with the Commission on December 18, 1987, as amended by Delhaize America's Registration Statement on Form 8-A filed with the Commission on September 2, 1999, as amended by Delhaize America's Registration Statement on Form 8-A/A filed with the Commission on September 3, 1999.

         In addition, the Annual Report on Form 11-K for the fiscal year ended December 31, 1999, as filed by the Plan with the Commission, is incorporated by reference in this Registration Statement and made a part hereof.

         All documents subsequently filed by Delhaize America or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the revised North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense, if it is determined as provided by statute that the director or officer meets a certain standard of conduct, provided when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding also may apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

         Delhaize America's bylaws provide for the indemnification of any director or officer of the company against liabilities and litigation expenses arising out of his status as such, excluding (i) any liabilities or litigation expenses relating to activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the company and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy other than a directors' and officers' insurance policy maintained by the company.

         Delhaize America's articles of incorporation provide for the elimination of the personal liability of each director of the company to the fullest extent permitted by law.

         Delhaize America maintains directors' and officers' liability insurance, under which any controlling persons, director or officer of the company is insured or indemnified against certain liabilities which he may incur in his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes the exhibits and is incorporated by reference here.

         Delhaize America hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act

(and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salisbury, State of North Carolina, on September 25, 2000.

                                   DELHAIZE AMERICA, INC.

                                   By:   /s/ R. William McCanless
                                         -------------------------------------
                                         R. William McCanless
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Delhaize America, Inc. hereby constitutes and appoints R. William McCanless and Michael R. Waller, and each of them, his true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement under the Securities Act, including any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 25, 2000.

              SIGNATURE                                   TITLE

       /s/ R. William McCanless          President and Chief Executive Officer,
       ------------------------                         Director
         R. William McCanless                 (Principal Executive Officer)

      /s/ Pierre-Olivier Beckers             Chairman of the Board, Director
      --------------------------
        Pierre-Olivier Beckers

   /s/ Dr. Jacqueline K. Collamore                      Director
   -------------------------------
     Dr. Jacqueline K. Collamore

/s/ Jean-Claude Coppieters t' Wallant                   Director
-------------------------------------
  Jean-Claude Coppieters t' Wallant

          /s/ Pierre Dumont                             Director
          -----------------
            Pierre Dumont

        /s/ Hugh G. Farrington                   Vice Chairman, Director
        ----------------------
          Hugh G. Farrington

       /s/ William G. Ferguson                          Director
       -----------------------
         William G. Ferguson

     /s/ Dr. Bernard W. Franklin                        Director
     ---------------------------
       Dr. Bernard W. Franklin

        /s/ Margaret H. Kluttz                          Director
        ----------------------
          Margaret H. Kluttz

         /s/ Dominique Raquez                           Director
         --------------------
           Dominique Raquez

          /s/ Laura Kendall                    Vice President of Finance,
          -----------------                     Chief Financial Officer
            Laura Kendall                    (Principal Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee authorized by the Board of Directors of Hannaford Bros. Co. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scarborough, State of Maine, on September 25, 2000.

                                    HANNAFORD SAVINGS AND INVESTMENT PLAN

                                    By:   /s/ Paul A. Fritzson
                                          --------------------------------------
                                          Paul A. Fritzson
                                          Member of the Administrative Committee

                               INDEX TO EXHIBITS

         The following is a complete list of exhibits filed as part of this registration statement:

        EXHIBIT
        NUMBER                         EXHIBIT
        ------                         -------

         4.1 Articles of Incorporation, together with all amendments thereto (through May 5, 1988), which are incorporated by reference to Exhibit 3(a) to Delhaize America's Annual Report on Form 10-K dated March 24, 1992

         4.2 Articles of Amendment to Articles of Incorporation, which are incorporated by reference to Exhibit 3.1 to the Company's
                  Current Report on Form 8-K dated September 7, 1999

         4.3 Bylaws of the Company effective September 7, 1999, which are incorporated by reference to Exhibit 3.2 of the Company's
                  Current Report on Form 8-K dated September 7, 1999

         23       Consent of Independent Accountants, PricewaterhouseCoopers
                  LLP

         24 Power of Attorney (included in the signature page of this Registration Statement)